                                                              UNITED STATES

                                  SECURITIES AND EXCHANGE COMMISSION

                                                         Washington, D.C. 20549

                                                                    FORM 8-K

                                                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):       November 4, 2014

                     PROTECT PHARMACEUTICAL CORPORTION

                                            (Exact name of registrant as specified in its charter)

                    NEVADA                                  000-54001                                  27-1877179

            (State or other jurisdiction                                 (Commission                                          (IRS Employer

                      of incorporation)                                           File Number)                                            Identification No.)

                          2681 East Parleys Way, Suite 204, Salt Lake City, Utah 84109

                                                    (Address of principal executive offices)

Registrant's telephone number, including area code: (801) 322-3401

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 8.01   Other Events.

      Reverse Stock Split

      On November 4, 2014, Protect Pharmaceutical Corporation effected a reverse stock split of its 70,513,012 million issued and outstanding shares of common stock on a one (1) share for one thousand (1000) shares basis. As per the terms of the reverse stock split, any fractional share amount resulting from the split was automatically rounded up to the next higher whole share amount, with the provision that no individual stockholder’s holdings would be reduced below 100 shares. Accordingly, additional shares to restore each such affected stockholder’s holdings to 100 shares were issued.  The par value of the common stock remains at $0.005 per share. As a result of the reverse stock split, we have issued and outstanding approximately 70,513 shares of common stock, without giving effect to the rounding up of fractional shares and rounding up to 100 shares round lots.

In connection with the reverse stock split, we filed a Certificate of Amendment with the State of Nevada to report the split.  We also mailed to our stockholders on October 9, 2014, a Schedule 14C Information Statement reporting the action to effect a reverse stock split that was taken by written consent in lieu of a meeting of stockholders.

As a result of the reverse split, each share certificate representing shares of pre-split common stock will be deemed to represent one-thousandth (1/1000) shares of post-split common stock.  Certificates representing post-split common stock will be issued in due course as old share certificates are tendered for exchange or transfer to the company’s transfer agent.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                          Protect Pharmaceutical Corporation

Date:   November 12, 2014                                               By         /S/ Geoff Williams

                                                                                                Geoff Williams

                                                                                                President